SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):       March 14, 2001

MICROVISION, INC.
(Exact name of registrant as specified in its charter)

Washington	0-21221	91-1600822
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19910 North Creek Parkway
Bothell, Washington	98011
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code:	(425) 415-6847

Item 5. Other Events

          On March 14, 2001, Lumera Corporation (the “Company”), a subsidiary of Microvision, Inc., raised $24.0 million through the sale of 2,400,000 shares of its Series A Convertible Preferred Stock (the “Series A Stock”) to a group of 43 institutional and individual accredited investors, including Microvision, Inc.  The Series A Stock is convertible from time to time into shares of common stock at an initial conversion price of $10.00 per share, subject to adjustment under certain conditions.

          This transaction was exempt from the registration requirements of the Securities Act of 1933, as amended, under Sections 4(2) and 4(6) thereof and the rules and regulations promulgated thereunder, because of the nature of the offerees and investors and the manner in which the offering was conducted.

          Following completion of this transaction, Microvision, Inc. owns 76% of the aggregate number of outstanding shares of Class A common stock and Class B common stock, representing 86% of the voting power thereof, and 11% of the outstanding shares of Series A Stock.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROVISION, INC.

By: Richard F. Rutkowski

Richard F. Rutkowski
President and Chief Executive Officer
Date: March 30, 2001